Capital City Bank Group, Inc.

Reports Third Quarter 2016 Results

TALLAHASSEE, Fla. (October 25, 2016) – Capital City Bank Group, Inc. (Nasdaq: CCBG) today reported net income of $2.9 million, or $0.17 per diluted share for the third quarter of 2016 compared to net income of $3.9 million, or $0.22 per diluted share for the second quarter of 2016, and $1.7 million, or $0.09 per diluted share, for the third quarter of 2015.  For the first nine months of 2016, net income totaled $8.4 million, or $0.49 per diluted share, compared to net income of $6.5 million, or $0.37 per diluted share for the same period in 2015.

HIGHLIGHTS

•   Average loans grew 1.6% sequentially and 4.3% over prior year

•   No loan loss provision for Q3 reflective of second straight quarter of net loan recoveries

•   Continued progress in reducing noninterest expenses – down 2.4% sequentially and 1.5% from prior year

•   NPAs and classified assets both down sequentially by 6% and 44%/35%, respectively, from prior year

“I continue to be pleased with our progress; measured and prudent strategies are producing meaningful year-over-year improvement, albeit at a slower than desired pace,” said William G. Smith, Jr., Chairman, President and CEO.  “Despite a challenging environment, loan growth, improving credit quality and expense management are all driving better performance.  We remain dedicated to reducing our structural expenses and enhancing existing revenues, while identifying new business opportunities.  Properly executing these strategies takes time, but can generate outcomes that produce long term value.   We continue to value long-term profitability over short-term gains.”

Compared to the second quarter of 2016, performance reflects lower noninterest expense of $0.7 million and income taxes of $0.6 million partially offset by lower noninterest income of $2.2 million and a $0.1 million increase in the loan loss provision.

Compared to the third quarter of 2015, the increase in earnings reflects lower noninterest expense of $1.1 million, higher net interest income of $0.3 million, and a $0.4 million reduction in the loan loss provision, partially offset by a $0.2 million decrease in noninterest income and higher income taxes of $0.4 million.

The increase in earnings for the first nine months of 2016 versus the comparable period of 2015 was attributable to higher net interest income of $1.4 million, lower noninterest expense of $1.3 million, and a $0.7 million reduction in the loan loss provision, partially offset by higher income taxes of $1.5 million.

The Return on Average Assets was 0.42% and the Return on Average Equity was 4.12% for the third quarter of 2016.  These metrics were 0.57% and 5.65% for the second quarter of 2016, respectively, and 0.25% and 2.43% for the third quarter of 2015, respectively.  For the first nine months of 2016, the Return on Average Assets was 0.41% and the Return on Average Equity was 4.06% compared to 0.33% and 3.17%, respectively, for the same period of 2015.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2016 was $19.6 million compared to $19.6 million for the second quarter of 2016 and $19.3 million for the third quarter of 2015.  During the third quarter, overnight funds were used to fund growth in the loan and investment portfolios resulting in a positive shift in our earning asset mix.  This positive shift was partially offset by some one-time adjustments to interest income. The increase in tax equivalent net interest income compared to the third quarter of 2015 reflects growth in the investment portfolio and a higher rate paid on overnight funds, partially offset by a decline in loan fees.  For the first nine months of 2016, tax equivalent net interest income totaled $58.6 million compared to $57.0 million for the comparable period of 2015.  The year over year increase was driven by one additional calendar day, and growth in the loan and investment portfolios.

Although the low interest rate environment continues to put downward pressure on our net interest income, we have been successful in increasing our net interest income year-over-year.  Additionally, aggressive lending competition in all markets has impacted the pricing for loans. Low rates and competition, collectively, continue to adversely impact our loan yields.  Various loan strategies, which align with our overall risk appetite, continue to be reviewed and implemented to enhance our performance.

Our net interest margin for the third quarter of 2016 was 3.23%, an increase of one basis point over the second quarter of 2016 and a decrease of eight basis points from the third quarter of 2015.  The increase in the margin compared to the second quarter of 2016 was primarily attributable to growth in our loan and investment portfolios.  The decrease in the margin compared to the third quarter of 2015 was primarily attributable to lower loan yields.  For the first nine months of 2016, the net interest margin declined seven basis points to 3.22% compared to the same period of 2015 for reasons mentioned above.

A loan loss provision was not recorded for the third quarter of 2016 reflecting continued reduction in loan charge-offs as well as strong loan recoveries.  This compares to a negative provision of $0.1 million for the second quarter of 2016 and a provision of $0.4 million for the third quarter of 2015.  For the first nine months of 2016, the loan loss provision totaled $0.4 million compared to $1.1 million for the same period of 2015.  The decrease in the year-to-date provision reflects continued favorable problem loan migration and lower net loan charge-offs, partially offset by growth in the loan portfolio.  We realized net loan recoveries of $0.1 million (consisting of recoveries of $0.9 million, less gross charge-offs of $0.8 million) for the third quarter of 2016 compared to net loan recoveries of $0.2 million (consisting of recoveries of $1.3 million, less gross charge-offs of $1.1 million) for the second quarter of 2016.  Net loan charge-offs for the third quarter of 2015 totaled $0.9 million, or 0.24% (annualized) of average loans.  For the first nine months of 2016, net loan charge-offs totaled $0.6 million, or 0.05% (annualized) of average loans compared to $3.9 million, or 0.35% (annualized), for the same period in 2015.  At quarter-end, the allowance for loan losses of $13.7 million was 0.88% of outstanding loans (net of overdrafts) and provided coverage of 160% of nonperforming loans compared to 0.89% and 167%, respectively, at June 30, 2016 and 0.93% and 135%, respectively, at December 31, 2015.

Noninterest income for the third quarter of 2016 totaled $13.0 million, a decrease of $2.2 million, or 14.5%, from the second quarter of 2016 and a decrease of $0.2 million, or 1.6%, from the third quarter of 2015.  The decrease from the second quarter of 2016 reflects higher other income attributable to a $2.5 million gain from the partial retirement of our trust preferred securities (“TRUPs”) in the second quarter of 2016, partially offset by higher mortgage banking fees of $0.2 million and wealth management fees of $0.1 million.  Compared to the third quarter of 2015, noninterest income decreased $0.2 million, or 1.6%, attributable to lower deposit fees of $0.3 million and bank card fees of $0.1 million that was partially offset by higher mortgage banking fees of $0.2 million.  For the first nine months of 2016, noninterest income totaled $40.9 million, unchanged from the prior year.  Noninterest income for 2016 reflects a $1.0 million increase in other income and a $0.3 million increase in mortgage banking fees offset by lower deposit fees of $0.9 million and wealth management fees of $0.4 million.  The favorable variance in other income primarily reflects the aforementioned $2.5 million TRUPs gain recognized in 2016 partially offset higher BOLI income of $1.7 million in 2015.  Continued strong residential home sales activity in our markets drove the improvement in mortgage banking fees.  The reduction in deposit fees reflects lower overdraft service fees attributable to a reduction in accounts using this service as well as lower utilization by existing users.  The reduction in wealth management fees generally reflects lower trading volume by our retail brokerage clients.

Noninterest expense for the third quarter of 2016 totaled $28.0 million, a decrease of $0.7 million, or 2.4%, from the second quarter of 2016 primarily attributable to lower other real estate owned (“OREO”) expense of $0.2 million and other expense of $0.5 million.  A lower level of property valuation adjustments drove the decline in OREO expense.  The reduction in other expense reflects lower FDIC insurance fees of $0.2 million, legal expense of $0.2 million, and debit card losses of $0.1 million.  Compared to the third quarter of 2015, noninterest expense decreased by $1.1 million or 3.9% attributable to lower compensation of $0.6 million, OREO expense of $0.5 million, and other expense of $0.3 million, partially offset by higher occupancy expense of $0.3 million.  For the first nine months of 2016, noninterest expense totaled $85.7 million, a decrease of $1.3 million, or 1.5%, from the same period of 2015 reflective of lower compensation expense of $1.3 million, OREO expense of $0.4 million, and other expense of $0.3 million partially offset by higher occupancy expense of $0.7 million.   Compared to the three and nine-month periods of 2015, the reduction in compensation reflects a higher level of deferred loan cost (which reduces salary expense) partially offset by higher pension plan expense.  The decrease in OREO expense was driven by a lower level of property valuation adjustments and property carrying costs.  Other expense declined primarily due to lower FDIC insurance fees and legal fees.  The increase in occupancy expense reflects higher depreciation expense due to technology investments in our banking offices and security infrastructure and to a lesser extent higher maintenance costs for building and furniture/equipment.

We realized income tax expense of $1.4 million (33% effective rate) for the third quarter of 2016 compared to $2.0 million (34% effective rate) for the second quarter of 2016 and $1.0 million (38% effective rate) for the third quarter of 2015.  For the first nine months of 2016, income tax expense totaled $4.3 million (34% effective rate) compared to $2.8 million (30% effective rate) for the comparable period of 2015.  The receipt of $1.7 million in BOLI proceeds in the second quarter of 2015 was tax-exempt, therefore income tax expense for the nine-month period of 2015 was favorably impacted.

Discussion of Financial Condition

Average earning assets were $2.418 billion for the third quarter of 2016, a decrease of $29.8 million, or 1.2%, from the second quarter of 2016, and an increase of $64.2 million, or 2.7%, over the fourth quarter of 2015.  The reduction in earning assets from the second quarter of 2016 was attributable to a reduction in interest bearing liabilities.  The increase compared to the fourth quarter of 2015 reflects increases in noninterest bearing, NOW, and savings accounts which primarily funded the growth in the loan and investment portfolios.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $166.2 million during the third quarter of 2016 compared to an average net overnight funds sold position of $254.6 million in the second quarter of 2016 and $222.8 million in the fourth quarter of 2015. The decrease in net overnight funds compared to the second quarter of 2016 reflects an increase in both the investment and loan portfolios, in conjunction with a decline in repurchase agreements.  The decrease in net overnight funds compared to the fourth quarter of 2015 primarily reflects growth in the loan and investment portfolios, and a reduction in short-term borrowings, partially offset by growth in deposit balances.

Average loans increased $24.1 million, or 1.6% when compared to the second quarter of 2016, and have grown $63.4 million, or 4.3% when compared to the fourth quarter of 2015. The increase compared to the second quarter of 2016 reflects growth primarily in institutional, consumer, and construction loans. Growth over the fourth quarter of 2015 was experienced in all loan products, with the exception of commercial mortgages.

Without compromising our credit standards or taking on inordinate interest rate risk, we continue to make minor modifications on some of our lending programs to try to mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets, have helped to increase overall production.

Nonperforming assets (nonaccrual loans and OREO) totaled $21.4 million at the end of the third quarter of 2016, a decrease of $1.4 million, or 6%, from the second quarter of 2016 and $8.2 million, or 28%, from the fourth quarter of 2015.  Nonaccrual loans totaled $8.6 million at the end of the third quarter of 2016, an increase of $0.4 million over the second quarter of 2016 and a decrease of $1.7 million from the fourth quarter of 2015.  Nonaccrual loan additions totaled $2.8 million in the third quarter of 2016 and $9.1 million for the first nine months of 2016, which compares to $12.1 million for the same nine month period of 2015.  The balance of OREO totaled $12.8 million at the end of the third quarter of 2016, a decrease of $1.8 million and $6.5 million, respectively, from the second quarter of 2016 and fourth quarter of 2015.  For the third quarter of 2016, we added properties totaling $0.9 million, sold properties totaling $2.3 million, and recorded valuation adjustments totaling $0.4 million.  For the first nine months of 2016, we added properties totaling $3.3 million, sold properties totaling $7.9 million, and recorded valuation adjustments totaling $1.9 million.  Nonperforming assets represented 0.78% of total assets at September 30, 2016 compared to 0.83% at June 30, 2016 and 1.06% at December 31, 2015.

Average total deposits were $2.289 billion for the third quarter of 2016, an increase of $12.2 million, or 0.5%, over the second quarter of 2016, and an increase of $114.0 million, or 5.2% over the fourth quarter of 2015. The increase in deposits when compared to the second quarter of 2016 reflects growth in all deposit products except noninterest bearing checking accounts (primarily due to one large, non-core client) public NOW deposits, and certificates of deposit.  Compared to the fourth quarter of 2015, growth was experienced in all product types except money market accounts and certificates of deposit.  Seasonal public funds balances are expected to reach the low point of this cycle mid-way through the fourth quarter, and increase late in the fourth quarter 2016.

Deposit levels remain strong, as the seasonal decline in public NOW accounts was more than offset by increases in high performance checking accounts and savings accounts.  Average core deposits continue to experience growth in this low rate environment.  Competitive rates continue to be monitored, as a prudent pricing discipline remains the key to managing our mix of deposits.

Compared to the second quarter of 2016, average borrowings decreased $46.0 million primarily due to a decline in repurchase agreements. Compared to the fourth quarter of 2015, average borrowings decreased by $70.9 million due to a partial redemption of subordinated debt and a decline in repurchase agreements.

Equity capital was $276.6 million as of September 30, 2016, compared to $274.8 million as of June 30, 2016 and $274.4 million as of December 31, 2015.  Our leverage ratio was 10.12%, 9.98%, and 10.65%, respectively, for these periods.  Further, as of September 30, 2016, our risk-adjusted capital ratio was 16.28% compared to 16.44% and 17.25% at June 30, 2016 and December 31, 2015, respectively.  Our common equity tier 1 ratio was 12.55% as of September 30, 2016, compared to 12.65% as of June 30, 2016 and 12.84% as of December 31, 2015.  All of our capital ratios significantly exceed the threshold to be designated as “well-capitalized” under the Basel III capital standards.  During the second quarter of 2016 we repurchased 432,000 shares of our common stock at an average price of $14.50 per share and redeemed $10 million of our outstanding TRUPs.  These transactions unfavorably impacted our regulatory capital ratios by approximately 38 basis points and approximately 50 basis points, respectively.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (Nasdaq: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.8 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards, data processing and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 60 banking offices and 71 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the accuracy of the Company’s financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect the Company’s computer systems or fraud related to debit card products; changes in consumer spending and savings habits; the Company’s growth and profitability; the strength of the U.S. economy and the local economies where the Company conducts operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURE

We present a tangible common equity ratio that removes the effect of goodwill resulting from merger and acquisition activity.  We believe this measure is useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.  The GAAP to non-GAAP reconciliation is provided below.

(Dollars in Thousands)		Sep 30, 2016	Jun 30, 2016	Sep 30, 2015
TANGIBLE COMMON EQUITY RATIO
Shareowners' Equity (GAAP)		$276,624	$274,824	$273,659
Less: Goodwill (GAAP)		84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	191,813	190,013	188,848
Total Assets (GAAP)		2,753,154	2,767,636	2,615,094
Less: Goodwill (GAAP)		84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,668,343	$2,682,825	$2,530,283
Tangible Common Equity Ratio	A/B	7.19%	7.08%	7.46%

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015

EARNINGS
Net Income	$2,873	$3,930	$1,683	$8,450	$6,514
Diluted Net Income Per Share	$0.17	$0.22	$0.09	$0.49	$0.37
PERFORMANCE
Return on Average Assets	0.42%	0.57%	0.25%	0.41%	0.33%
Return on Average Equity	4.12%	5.65%	2.43%	4.06%	3.17%
Net Interest Margin	3.23%	3.22%	3.31%	3.22%	3.29%
Noninterest Income as % of Operating Revenue	40.24%	43.99%	40.96%	41.40%	41.95%
Efficiency Ratio	85.92%	82.40%	89.79%	86.05%	88.90%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	15.48%	15.63%	16.36%	15.48%	16.36%
Total Capital Ratio	16.28%	16.44%	17.24%	16.28%	17.24%
Tangible Common Equity Ratio(1)	7.19%	7.08%	7.46%	7.19%	7.46%
Leverage Ratio	10.12%	9.98%	10.71%	10.12%	10.71%
Common Equity Tier 1 Ratio	12.55%	12.65%	12.76%	12.55%	12.76%
Equity to Assets	10.05%	9.93%	10.46%	10.05%	10.46%
ASSET QUALITY
Allowance as % of Non-Performing Loans	159.56%	166.50%	112.17%	159.56%	112.17%
Allowance as a % of Loans	0.88%	0.89%	0.99%	0.88%	0.99%
Net Charge-Offs as % of Average Loans	(0.02)%	(0.04)%	0.24%	0.05%	0.35%
Nonperforming Assets as % of Loans and ORE	1.35%	1.48%	2.54%	1.35%	2.54%
Nonperforming Assets as % of Total Assets	0.78%	0.83%	1.47%	0.78%	1.47%
STOCK PERFORMANCE
High	$15.35	$15.96	$15.75	$15.96	$16.33
Low	13.32	13.16	14.39	12.83	13.16
Close	$14.77	$13.92	$14.92	$14.77	$14.92
Average Daily Trading Volume	19,696	20,192	16,134	20,840	21,609

(1) Tangible common equity ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 4.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2016			2015
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and Due From Banks	$79,608	$51,766	$45,914	$51,288	$42,917
Funds Sold and Interest Bearing Deposits	144,576	220,719	304,908	327,617	167,787
Total Cash and Cash Equivalents	224,184	272,485	350,822	378,905	210,704

Investment Securities Available for Sale	500,139	485,848	462,444	451,028	444,071
Investment Securities Held to Maturity	189,928	204,474	187,079	187,892	193,964
Total Investment Securities	690,067	690,322	649,523	638,920	638,035

Loans Held for Sale	10,510	12,046	10,475	11,632	10,960

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	223,278	207,105	183,681	179,816	169,588
Real Estate - Construction	54,107	46,930	42,538	46,484	49,475
Real Estate - Commercial	497,775	485,329	503,259	499,813	491,734
Real Estate - Residential	276,193	280,015	285,772	285,748	280,690
Real Estate - Home Equity	235,433	235,394	234,128	233,901	232,254
Consumer	258,173	252,347	245,197	240,434	238,884
Other Loans	10,875	11,177	10,297	4,837	10,094
Overdrafts	1,678	2,177	1,963	1,242	2,464
Total Loans, Net of Unearned Interest	1,557,512	1,520,474	1,506,835	1,492,275	1,475,183
Allowance for Loan Losses	(13,744)	(13,677)	(13,613)	(13,953)	(14,737)
Loans, Net	1,543,768	1,506,797	1,493,222	1,478,322	1,460,446

Premises and Equipment, Net	96,499	97,313	98,029	98,819	98,218
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	12,738	14,622	17,450	19,290	25,219
Other Assets	90,577	89,240	87,854	87,161	86,701
Total Other Assets	284,625	285,986	288,144	290,081	294,949

Total Assets	$2,753,154	$2,767,636	$2,792,186	$2,797,860	$2,615,094

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$801,671	$798,219	$790,040	$758,283	$720,824
NOW Accounts	793,363	804,263	786,432	848,330	688,491
Money Market Accounts	257,004	259,813	254,682	248,367	261,050
Regular Savings Accounts	298,682	294,432	286,807	269,162	262,843
Certificates of Deposit	164,387	168,079	173,447	178,707	181,775
Total Deposits	2,315,107	2,324,806	2,291,408	2,302,849	2,114,983

Short-Term Borrowings	12,113	9,609	62,922	61,058	65,355
Subordinated Notes Payable	52,887	52,887	62,887	62,887	62,887
Other Long-Term Borrowings	21,368	26,401	27,062	28,265	29,042
Other Liabilities	75,055	79,109	71,074	68,449	69,168

Total Liabilities	2,476,530	2,492,812	2,515,353	2,523,508	2,341,435

SHAREOWNERS' EQUITY
Common Stock	168	168	172	172	171
Additional Paid-In Capital	33,152	32,855	38,671	38,256	37,738
Retained Earnings	264,581	262,380	259,139	258,181	256,265
Accumulated Other Comprehensive Loss, Net of Tax	(21,277)	(20,579)	(21,149)	(22,257)	(20,515)

Total Shareowners' Equity	276,624	274,824	276,833	274,352	273,659

Total Liabilities and Shareowners' Equity	$2,753,154	$2,767,636	$2,792,186	$2,797,860	$2,615,094

OTHER BALANCE SHEET DATA
Earning Assets	$2,402,664	$2,443,561	$2,471,741	$2,470,445	$2,291,966
Interest Bearing Liabilities	1,599,804	1,615,484	1,654,239	1,696,776	1,551,443

Book Value Per Diluted Share	$16.39	$16.31	$16.04	$15.93	$15.91
Tangible Book Value Per Diluted Share	11.37	11.27	11.13	11.00	10.98

Actual Basic Shares Outstanding	16,807	16,804	17,222	17,157	17,144
Actual Diluted Shares Outstanding	16,874	16,855	17,254	17,226	17,223

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
	2016			2015		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2016	2015

INTEREST INCOME
Interest and Fees on Loans	$18,046	$18,105	$18,045	$18,861	$18,214	$54,196	$54,308
Investment Securities	1,846	1,751	1,637	1,572	1,540	5,234	4,285
Funds Sold	212	318	362	169	123	892	463
Total Interest Income	20,104	20,174	20,044	20,602	19,877	60,322	59,056

INTEREST EXPENSE
Deposits	223	211	221	219	220	655	725
Short-Term Borrowings	43	38	10	9	14	91	50
Subordinated Notes Payable	341	343	387	354	344	1,071	1,014
Other Long-Term Borrowings	177	206	216	226	233	599	710
Total Interest Expense	784	798	834	808	811	2,416	2,499
Net Interest Income	19,320	19,376	19,210	19,794	19,066	57,906	56,557
Provision for Loan Losses	-	(97)	452	513	413	355	1,081
Net Interest Income after Provision for Loan Losses	19,320	19,473	18,758	19,281	18,653	57,551	55,476

NONINTEREST INCOME
Deposit Fees	5,373	5,321	5,400	5,664	5,721	16,094	16,944
Bank Card Fees	2,759	2,855	2,853	2,866	2,826	8,467	8,412
Wealth Management Fees	1,774	1,690	1,792	1,893	1,818	5,256	5,640
Mortgage Banking Fees	1,503	1,267	1,030	1,043	1,306	3,800	3,496
Data Processing Fees	360	335	347	335	400	1,042	1,137
Other	1,242	3,747	1,255	1,420	1,157	6,244	5,241
Total Noninterest Income	13,011	15,215	12,677	13,221	13,228	40,903	40,870

NONINTEREST EXPENSE
Compensation	15,993	16,051	16,241	15,833	16,653	48,285	49,581
Occupancy, Net	4,734	4,584	4,459	4,638	4,446	13,777	13,100
Other Real Estate, Net	821	1,060	1,425	1,241	1,302	3,306	3,730
Other	6,474	7,007	6,805	6,568	6,763	20,286	20,582
Total Noninterest Expense	28,022	28,702	28,930	28,280	29,164	85,654	86,993

OPERATING PROFIT	4,309	5,986	2,505	4,222	2,717	12,800	9,353
Income Tax Expense	1,436	2,056	858	1,620	1,034	4,350	2,839
NET INCOME	$2,873	$3,930	$1,647	$2,602	$1,683	$8,450	$6,514

PER SHARE DATA
Basic Net Income	$0.18	$0.22	$0.10	$0.16	$0.10	$0.50	$0.38
Diluted Net Income	0.17	0.22	0.10	0.16	0.09	0.49	0.37
Cash Dividend	$0.04	$0.04	$0.04	$0.04	$0.03	$0.12	$0.09
AVERAGE SHARES
Basic	16,804	17,144	17,202	17,145	17,150	17,049	17,317
Diluted	16,871	17,196	17,235	17,214	17,229	17,100	17,379

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Nine Months Ended
	2016			2015		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2016	2015

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$13,677	$13,613	$13,953	$14,737	$15,236	$13,953	$17,539
Provision for Loan Losses	0	(97)	452	513	413	355	1,081
Net Charge-Offs (Recoveries)	(67)	(161)	792	1,297	912	564	3,883
Balance at End of Period	$13,744	$13,677	$13,613	$13,953	$14,737	$13,744	$14,737
As a % of Loans	0.88%	0.89%	0.90%	0.93%	0.99%	0.88%	0.99%
As a % of Nonperforming Loans	159.56%	166.50%	150.44%	135.40%	112.17%	159.56%	112.17%

CHARGE-OFFS
Commercial, Financial and Agricultural	$143	$304	$37	$135	$365	$484	$894
Real Estate - Construction	-	-	-	-	-	-	-
Real Estate - Commercial	5	-	274	87	(26)	279	1,163
Real Estate - Residential	96	205	478	587	476	779	1,265
Real Estate - Home Equity	51	146	215	397	370	412	1,006
Consumer	479	438	439	656	318	1,356	1,245
Total Charge-Offs	$774	$1,093	$1,443	$1,862	$1,503	$3,310	$5,573

RECOVERIES
Commercial, Financial and Agricultural	$199	$49	$39	$57	$45	$287	$182
Real Estate - Construction	-	-	-	-	-	-	-
Real Estate - Commercial	45	237	81	13	86	363	170
Real Estate - Residential	139	579	236	264	193	954	441
Real Estate - Home Equity	237	81	59	37	42	377	99
Consumer	221	308	236	194	225	765	798
Total Recoveries	$841	$1,254	$651	$565	$591	$2,746	$1,690

NET CHARGE-OFFS (RECOVERIES)	$(67)	$(161)	$792	$1,297	$912	$564	$3,883

Net Charge-Offs as a % of Average Loans (1)	(0.02)%	0.04%	0.21%	0.34%	0.24%	0.05%	0.35%

RISK ELEMENT ASSETS
Nonaccruing Loans	$8,614	$8,214	$9,049	$10,305	$13,138
Other Real Estate Owned	12,738	14,622	17,450	19,290	25,219
Total Nonperforming Assets	$21,352	$22,836	$26,499	$29,595	$38,357

Past Due Loans 30-89 Days	$5,667	$3,872	$3,599	$5,775	$4,335
Past Due Loans 90 Days or More	-	-	-	-	-
Classified Loans	43,228	45,058	49,780	53,551	61,411
Performing Troubled Debt Restructuring's	$35,046	$35,526	$36,700	$35,634	$35,961

Nonperforming Loans as a % of Loans	0.55%	0.54%	0.60%	0.69%	0.88%
Nonperforming Assets as a % of
Loans and Other Real Estate	1.35%	1.48%	1.73%	1.94%	2.54%
Nonperforming Assets as a % of Total Assets	0.78%	0.83%	0.95%	1.06%	1.47%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2016			Second Quarter 2016			First Quarter 2016				Fourth Quarter 2015				Third Quarter 2015			Sep 2016 YTD			Sep 2015 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,555,889	18,216	4.66%	$1,531,777	18,233	4.79%	$1,507,508		18,141	4.84%	$1,492,521		18,952	5.04%	$1,483,657	18,290	4.89%	$1,531,813	54,590	4.76%	$1,468,871	54,484	4.96%

Investment Securities
Taxable Investment Securities	606,606	1,632	1.07	571,343	1,539	1.08	552,092		1,420	1.03	544,542		1,365	0.99	543,550	1,347	0.98	576,790	4,591	1.03	525,498	3,858	0.98
Tax-Exempt Investment Securities	89,241	327	1.47	90,030	325	1.44	94,951		332	1.40	93,838		328	1.40	92,685	304	1.31	91,399	984	1.44	77,673	677	1.16

Total Investment Securities	695,847	1,959	1.12	661,373	1,864	1.13	647,043		1,752	1.09	638,380		1,693	1.05	636,235	1,651	1.03	668,189	5,575	1.11	603,171	4,535	1.00

Funds Sold	166,207	212	0.51	254,627	318	0.50	286,167		362	0.51	222,828		169	0.30	190,931	123	0.26	235,414	892	0.51	243,081	463	0.26

Total Earning Assets	2,417,943	$20,387	3.35%	2,447,777	$20,415	3.35%	2,440,718		$20,255	3.34%	2,353,729		$20,814	3.51%	2,310,823	$20,064	3.45%	2,435,416	$61,057	3.35%	2,315,123	$59,482	3.43%

Cash and Due From Banks	45,139			46,605			47,834				45,875				45,872			46,521			48,977
Allowance for Loan Losses	(14,052)			(14,254)			(13,999)				(14,726)				(15,403)			(14,102)			(16,264)
Other Assets	285,435			287,726			289,193				293,336				298,400			287,444			305,113

Total Assets	$2,734,465			$2,767,854			$2,763,746				$2,678,214				$2,639,692			$2,755,279			$2,652,949

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$774,899	$78	0.04%	$762,667	$67	0.04%	$798,996		$69	0.03%	$725,538		$62	0.03%	$709,130	$60	0.03%	$778,840	$214	0.04%	$754,630	$192	0.03%
Money Market Accounts	258,183	30	0.05	257,000	30	0.05	252,446		29	0.05	259,091		30	0.05	261,749	31	0.05	255,885	89	0.05	257,525	104	0.05
Savings Accounts	297,172	37	0.05	291,210	36	0.05	277,745		34	0.05	266,468		33	0.05	258,752	32	0.05	288,740	107	0.05	251,666	93	0.05
Time Deposits	165,324	78	0.19	170,837	78	0.19	177,057		89	0.20	180,124		94	0.21	183,976	97	0.21	171,052	245	0.19	189,242	336	0.24
Total Interest Bearing Deposits	1,495,578	223	0.06%	1,481,714	211	0.06%	1,506,244	-	221	0.06%	1,431,221	-	219	0.06%	1,413,607	220	0.06%	1,494,517	655	0.06%	1,453,063	725	0.07%

Short-Term Borrowings	12,162	43	1.39%	53,691	38	0.28%	66,938		10	0.06%	68,093		9	0.06%	61,548	14	0.09%	44,147	91	0.28%	55,241	50	0.12%
Subordinated Notes Payable	52,887	341	2.52	54,316	343	2.50	62,887		387	2.43	62,887		354	2.20	62,887	344	2.14	56,683	1,071	2.48	62,887	1,014	2.13
Other Long-Term Borrowings	23,629	177	2.98	26,721	206	3.11	27,769		216	3.12	28,618		226	3.14	29,383	233	3.15	26,031	599	3.07	30,062	710	3.16

Total Interest Bearing Liabilities	1,584,256	$784	0.20%	1,616,442	$798	0.20%	1,663,838		$834	0.20%	1,590,819		$808	0.20%	1,567,425	$811	0.21%	1,621,378	$2,416	0.20%	1,601,253	$2,499	0.21%

Noninterest Bearing Deposits	793,163			794,839			752,356				743,497				723,826			780,167			706,578
Other Liabilities	79,639			77,041			70,088				68,005				73,485			75,603			70,226

Total Liabilities	2,457,058			2,488,322			2,486,282				2,402,321				2,364,736			2,477,148			2,378,057

SHAREOWNERS' EQUITY:	277,407			279,532			277,464				275,893				274,956			278,131			274,892

Total Liabilities and Shareowners' Equity	$2,734,465			$2,767,854			$2,763,746				$2,678,214				$2,639,692			$2,755,279			$2,652,949

Interest Rate Spread		$19,603	3.15%		$19,617	3.15%			$19,421	3.14%			$20,006	3.31%		$19,253	3.24%		$58,641	3.15%		$56,983	3.23%

Interest Income and Rate Earned(1)		20,387	3.35		20,415	3.35			20,255	3.34			20,814	3.51		20,064	3.45		61,057	3.35		59,482	3.43
Interest Expense and Rate Paid(2)		784	0.13		798	0.13			834	0.14			808	0.14		811	0.14		2,416	0.13		2,499	0.14

Net Interest Margin		$19,603	3.23%		$19,617	3.22%			$19,421	3.20%			$20,006	3.37%		$19,253	3.31%		$58,641	3.22%		$56,983	3.29%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.